Exhibit 3.9

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EP ENERGY PREFERRED HOLDINGS COMPANY, L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF MAY, A.D. 2002, AT 2:30 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “EL PASO PREFERRED HOLDINGS COMPANY” TO “EP ENERGY PREFERRED HOLDINGS COMPANY, L.L.C”, FILED THE TWENTY-FIRST DAY OF MAY, A.D. 2012, AT 4:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE TWENTY-SECOND DAY OF MAY, A.D. 2012, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIRST DAY OF MAY, A.D. 2012, AT 4:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE TWENTY-SECOND DAY OF MAY, A.D. 2012, AT 12:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
3522642 8100H 120919836 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION:	9768716

	DATE:	08-09-12

1

Delaware

The First State

CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “EP ENERGY PREFERRED HOLDINGS COMPANY, L.L.C.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
3522642 8100H 120919836 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION:	9768716

	DATE:	08-09-12

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 05/07/2002
020291002 - 3522642

CERTIFICATE OF INCORPORATION

OF

EL PASO PREFERRED HOLDINGS COMPANY

FIRST:  The name of the Corporation is:

El Paso Preferred Holdings Company

SECOND:  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at the above address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“GCL”).

FOURTH:  The total number of shares of stock that the Corporation shall have authority to issue shall be One Thousand (1,000) shares of Common Stock, par value One Dollar ($1.00) per share.

Shares of stock of the Corporation whether with or without par value, of any class or classes hereby or hereafter authorized may be issued by the Corporation from time to time for such consideration permitted by law as may be fixed from time to time by the Board of Directors.

FIFTH:  Unless required by the by-laws, the election of the Board of Directors need not be by written ballot.

Upon the filing of the Certificate of Incorporation, the powers of the incorporator shall terminate and the following named individuals, each of whose mailing address is set out beside his name, shall serve as director until the first meeting of the stockholders or until successors are elected and qualified:

Brent H. Austin	1001 Louisiana Street
Houston, Texas 77002

William A. Wise	1001 Louisiana Street
Houston, Texas 77002

SIXTH:  The Board of Directors shall have the power to make, alter, or repeal the by-laws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether or not adopted by them.

SEVENTH:  The Corporation shall indemnify its officers and directors to the full extent permitted by the GCL, as amended from time to time.

EIGHTH:  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, for any act or omission, except that a director may be liable (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. The elimination and limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director’s term or terms of office. Any amendment, repeal or modification of this Article Eighth shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:  Pilar DeAnda is the sole incorporator and her mailing address is 1001 Louisiana Street, Houston, Texas 77002.

/s/ Pilar DeAnda
Pilar DeAnda, Incorporator

Dated: May 7, 2001

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 05/21/2012
FILED 04:40 PM 05/21/2012
SRV 120601828 - 3522642 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266

OF THE DELAWARE

GENERAL CORPORATION LAW

AND SECTION 18-214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion of El Paso Preferred Holdings Company (the “Corporation”) is being duly executed and filed by an authorized person of the Corporation to convert the Corporation to a Delaware limited liability company in accordance with Section 266 of the Delaware General Corporation Law (the “DGCL’’) and Section 18-214 of the Delaware Limited Liability Company Act (the “DLLCA”).

1.                                       The name of the Corporation set forth in its original Certificate of Incorporation was:

El Paso Preferred Holdings Company

2.                                       The name of the Corporation immediately prior to filing this Certificate of Conversion was:

El Paso Preferred Holdings Company

3.                                       The jurisdiction of the Corporation immediately prior to filing this Certificate of Conversion was:

Delaware

4.                                       The jurisdiction where the Corporation was first created is:

Delaware

5.                                       The date the Certificate of Incorporation of the Corporation was filed is:

May 7, 2002

6.                                       The name of the limited liability company (the “LLC”) as set forth in its Certificate of Formation is:

EP Energy Preferred Holdings Company, L.L.C.

7.                                       This conversion has been approved in accordance with the provisions of Section 266 of the DGCL and Section 18-214 of the DLLCA.

8.                                       This Certificate of Conversion shall be effective at 12:01a.m. Eastern Time on May 22, 2012.

IN WITNESS WHEREOF, this Certificate of Conversion has been executed by an authorized person of the Corporation on the 18th day of May, 2012.

By:	/s/ Joseph C. James
Joseph C. James
Authorized Person

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 05/21/2012
FILED 04:40 PM 05/21/2012
SRV 120601828 - 3522642 FILE

CERTIFICATE OF FORMATION

OF

EP ENERGY PREFERRED HOLDINGS COMPANY, L.L.C.

This Certificate of Formation of EP Energy Preferred Holdings Company, L.L.C. (the “LLC”) dated as of May 18, 2012, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.§§ 18-101, et. seq.

FIRST:                                                                                   The name of the LLC formed hereby is:

EP Energy Preferred Holdings Company, L.L.C.

SECOND:                                       The address of the registered office of the LLC in the State of Delaware is:

Corporation Trust Center

1209 Orange Street

New Castle County

Wilmington, Delaware 19801

THIRD:                                               The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

New Castle County

Wilmington, Delaware 19801

FOURTH:                                      The Certificate of Formation shall be effective at 12:01a.m. Eastern Time on May 22, 2012.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed, this 18th day of May, 2012.

/s/ Joseph C. James
Joseph C. James
Authorized Person